UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 ______________________________

FORM 8-K

______________________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 1, 2004

NMXS.COM, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of Incorporation)	333-30176 (Commission File Number)	91-1287406 (IRS Employer ID No.)

5021 INDIAN SCHOOL ROAD NE, SUITE 100
ALBUQUERQUE, NEW MEXICO 87110
(505)255-1999
(Address and Telephone Number of Registrant's Principal
Executive Offices and Principal Place of Business)

(Former name or former address, if changed since last report)

Item 5.   Other Events.

On June 1, 2004, we received a lawsuit filed by Manhattan Scientifics, Inc.  The lawsuit was filed in the United States District Court for the Southern District of New York, Case No. 04 CV 4034.  The plaintiff is Manhattan Scientifics, Inc. and the defendants are us and Richard Govatski, individually.  Mr. Govatski is our President and director.  The 2 claims for relief in the complaint are as follows: (1) alleged breach of a Common Stock Purchase Warrant issued by us to Manhattan Scientifics for allegedly declining to honor Manhattan Scientifics’ request to exercise, on a cashless basis, certain of the warrants, and (2) a claim for tortuous interference with contract against Mr. Govatski, individually.  Both claims are each for damages not less than $1,500,000.  For the claim against us, it is our position, among other defenses that the warrants were issued in a transaction that was not an arms length transaction and therefore, the warrants, among other things, cannot be honored and should be cancelled.  We intend to vigorously defend this lawsuit.

Item 7.     Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits-Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NMXS.COM, INC.

By:	/s/ Richard Govatski
June 8, 2004	Richard Govatski President